                                                                     EXHIBIT 3.3

        FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS...............................................................................     1
         SECTION 1.01. Capitalized Terms............................................................     1
         SECTION 1.02. Other Definitional Provisions................................................     6

ARTICLE II FORMATION OF THE LIMITED LIABILITY COMPANY...............................................     7
         SECTION 2.01. Formation; Filings...........................................................     7
         SECTION 2.02. Name, Registered Agent and Office............................................     7
         SECTION 2.03. Business Purpose.............................................................     8
         SECTION 2.04. Term.........................................................................     9
         SECTION 2.05. No State Law Partnership.....................................................     9
         SECTION 2.06. Authority of Member..........................................................     9
         SECTION 2.07. Liability to Third Parties...................................................     9
         SECTION 2.08. No Personal Liability of Member, Special Members, Managers, Etc. ............     9
         SECTION 2.09. Separateness.................................................................    10
         SECTION 2.10. Limited Liability and Bankruptcy Remoteness..................................    11

ARTICLE III CAPITAL CONTRIBUTIONS...................................................................    12
         SECTION 3.01. Capital Contributions........................................................    12

ARTICLE IV MANAGEMENT...............................................................................    12
         SECTION 4.01. Management by Managers.......................................................    12
         SECTION 4.02. Acts by Managers.............................................................    12
         SECTION 4.03. Number and Qualifications....................................................    13
         SECTION 4.04. Independent Managers.........................................................    13
         SECTION 4.05. Appointment and Vacancy......................................................    14
         SECTION 4.06. Term.........................................................................    14
         SECTION 4.07. Removal......................................................................    14
         SECTION 4.08. Resignation..................................................................    14
         SECTION 4.09. Place of Meetings of Managers................................................    14
         SECTION 4.10. Meetings of Managers.........................................................    14
         SECTION 4.11. Quorum; Majority Vote........................................................    14
         SECTION 4.12. Methods of Voting; Proxies...................................................    14
         SECTION 4.13. Actions Without a Meeting....................................................    15
         SECTION 4.14. Telephone and Similar Meetings...............................................    15
         SECTION 4.15. Managers.....................................................................    15
         SECTION 4.16. Compensation and Fees........................................................    15

ARTICLE V OFFICERS .................................................................................    15
         SECTION 5.01. Designation; Term; Qualifications............................................    15
         SECTION 5.02. Removal and Resignation......................................................    15
         SECTION 5.03. Vacancies....................................................................    16
         SECTION 5.04. Compensation.................................................................    16

ARTICLE VI MEMBER ..................................................................................    16
         SECTION 6.01. Powers.......................................................................    16
         SECTION 6.02. Fees of Member...............................................................    16
         SECTION 6.03. Actions by the Member........................................................    17
         SECTION 6.04. Control by Member............................................................    17
         SECTION 6.05. Special Member...............................................................    18

ARTICLE VII COMMON INTEREST.........................................................................    18
         SECTION 7.01. General......................................................................    18
         SECTION 7.02. Distributions................................................................    19
         SECTION 7.03. Rights on Liquidation, Dissolution or Winding Up.............................    19
         SECTION 7.04. Redemption...................................................................    20
         SECTION 7.05. Voting Rights................................................................    20

ARTICLE VIII ALLOCATIONS; DISTRIBUTIONS; EXPENSES; TAXES; BOOKS; AND REPORTS........................    21
         SECTION 8.01. Allocations..................................................................    21
         SECTION 8.02. Distributions................................................................    21
         SECTION 8.03. Limitation Upon Distributions................................................    21
         SECTION 8.04. Expenses.....................................................................    21
         SECTION 8.05. Tax Elections................................................................    22
         SECTION 8.06. Annual Tax Information.......................................................    22
         SECTION 8.07. Tax Matters Member...........................................................    22
         SECTION 8.08. Maintenance of Books.........................................................    22
         SECTION 8.09. Reports......................................................................    22

ARTICLE IX INDEMNIFICATION..........................................................................    22
         SECTION 9.01. Mandatory Indemnification of Member, the Special Members and the Managers....    22
         SECTION 9.02. Mandatory Advancement of Expenses............................................    23
         SECTION 9.03. Indemnification of Officers, Employees and Agents............................    23
         SECTION 9.04. Nonexclusivity of Rights.....................................................    24
         SECTION 9.05. Contract Rights..............................................................    24
         SECTION 9.06. Insurance....................................................................    24
         SECTION 9.07. Savings Clause...............................................................    24
         SECTION 9.08. Other Ventures...............................................................    24
         SECTION 9.09. Other Arrangements Not Excluded..............................................    25
         SECTION 9.10. Survival.....................................................................    25

ARTICLE X MISCELLANEOUS PROVISIONS..................................................................    25
         SECTION 10.01. Offset......................................................................    25
         SECTION 10.02. Notices.....................................................................    25
         SECTION 10.03. Benefits of Agreement; No Third-Party Rights................................    25
         SECTION 10.04. Effect of Waiver or Consent.................................................    26
         SECTION 10.05. Governing Law; Severability.................................................    26
         SECTION 10.06. No Bankruptcy Petition; Dissolution.........................................    26
         SECTION 10.07. Amendment...................................................................    27
         SECTION 10.08. Headings and Sections.......................................................    28
         SECTION 10.09. Binding Agreement...........................................................    28
         SECTION 10.10. Counterparts................................................................    28

Schedule A     Schedule of Capital Contributions of Member

Schedule B     Certificate of Common Interest of CenterPoint Energy Transition
               Bond Company II, LLC

Schedule C     Managers and Independent Managers

Schedule D     Officers

        FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

      AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of [__________], (as it may be further amended and supplemented from time to time, this "Agreement"), of CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC, a Delaware limited liability company (the "Company"), having its principal office at 1111 Louisiana Street, Suite 4655B, Houston, Texas 77002.

      WHEREAS, CenterPoint Energy Houston Electric, LLC, a Texas limited liability company ("CenterPoint Houston"), as sole Member, caused the Certificate of Formation of the Company (the "Certificate of Formation") to be filed with the Secretary of State of the State of Delaware (the "Secretary of State") on December 3, 2004, executed a Limited Liability Company Agreement dated December 3, 2004 (the "Original LLC Agreement") [and caused the amended and restated Certificate of Formation to be filed with the Secretary of State on ________]; and

      WHEREAS, this Agreement amends and restates the Original LLC Agreement in all respects, and from and after the date hereof constitutes the governing instrument of the Company;

      NOW THEREFORE, the parties hereto hereby amend and restate the Original LLC Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

      "Act" shall mean the Delaware Limited Liability Company Act, as amended, as in effect on the date hereof (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code) and as it may be amended hereafter, from time to time.

      "Administration Agreement" shall mean the Administration Agreement, dated as of [Closing Date] between the Company and CenterPoint Houston, as Administrator, as the same may be amended and supplemented from time to time.

      "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

      "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement of the Company as the same may be further amended and supplemented from time to time in accordance with the provisions hereof.

      "Bankruptcy" shall mean, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a petition commencing a voluntary bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

      "Basic Documents" shall mean (i) this Agreement, the Certificate of Formation, the Indenture, the Administration Agreement and (ii) any Sale Agreement, Bill of Sale, Servicing Agreement, Supplemental Indenture, Intercreditor Agreement, Underwriting Agreement and Swap Agreement entered into in connection with one or more Series of Transition Bonds.

      "Bill of Sale" shall mean and include any bill of sale issued by the Member to the Company pursuant to a Sale Agreement evidencing the sale of Transition Property to the Company.

      "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the City of Houston, Texas, in the City of New York, New York or in the City of Wilmington, Delaware are required or authorized by law or executive order to remain closed.

      "CenterPoint Houston" shall mean CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, or its successor.

      "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed in accordance with the Act with the Secretary of State on December 3, 2004, as amended and restated and filed with the Secretary of State on ________, as the same may be further amended and supplemented from time to time.

      "Class" shall mean, with respect to any Series, any one of the classes or tranches of Transition Bonds of that Series, as specified in the Series Supplement for that Series.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor law), and Treasury Regulations promulgated thereunder.

      "Common Interest" shall mean the limited liability company interest of the Member in the Company as described in Article VII. The Company shall have one class of Common Interest.

      "Company" shall mean CenterPoint Energy Transition Bond Company II, LLC, a Delaware limited liability company.

      "Financing Order" shall mean and include the financing order issued by the PUCT on March 16, 2005 in Docket No. 30485 and any subsequent financing order issued by the PUCT to the Member pursuant to which the Member transfers its rights and interests thereunder to the Company in connection with the issuance of a separate Series of Transition Bonds.

      "Fiscal Year" shall mean, unless the Managers shall at any time determine otherwise pursuant to the requirements of the Code, a calendar year.

      "GAAP" shall mean the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its successors from time to time.

      "Governmental Authority" shall mean any court or any federal or state regulatory body, administrative agency or governmental instrumentality.

      "Indenture" shall mean the Indenture dated as of [Closing Date], between the Company, as Issuer and the Trustee, as the same may be amended and supplemented from time to time, and shall include the forms and terms of the Transition Bonds established thereunder.

      "Independent Manager" shall mean, with respect to the Company, a Manager who is not, and within the previous five years was not (except solely by virtue of such Person's serving as, or affiliation with any other Person serving as, an independent director or manager, as applicable, of CenterPoint Houston, the Company or any bankruptcy remote special purpose entity that is an Affiliate of CenterPoint Houston or the Company), (i) a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatsoever from (other than in such Manager's capacity as a ratepayer or customer of CenterPoint Houston in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Company, CenterPoint Houston or any of their Affiliates, or (ii) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Company, CenterPoint Houston, or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Person's capacity as a ratepayer or customer of CenterPoint Houston in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, or (iii) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager. For purposes of this definition, "major creditor" shall mean a natural person or business entity to which the Company, CenterPoint Houston or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company when the interests of that Person are adverse to those of the Company.

      "Intercreditor Agreement" shall mean and include the Intercreditor Agreement, dated as of [Closing Date], among Deutsche Bank Trust Company Americas, the Company, CenterPoint Houston and CenterPoint Energy Transition Bond Company, LLC, each in the capacities stated therein, as the same may be amended and supplemented from time to time and any subsequent intercreditor agreement entered into by the Company in connection with the issuance of a separate Series of Transition Bonds in accordance with a Financing Order.

      "Manager" shall mean any manager (as defined in the Act) of the Company, including the Independent Managers.

      "Member" shall mean CenterPoint Houston, in its capacity as a member in the Company under this Agreement, or any successor thereto as a member pursuant to Article VI; provided, however, the term "Member" shall not include the Special Members.

      "Officer's Certificate" means a certificate signed by any Manager, the chairman of the board, the chief executive officer, the president, any vice chairman, any executive vice president, senior vice president or vice president, the treasurer, assistant treasurer, the secretary or any assistant secretary of the Company.

      "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

      "Proceeding" shall have the meaning set forth in Section 9.01.

      "PUCT" shall mean the Public Utility Commission of Texas or any successor entity thereto.

      "Qualified Costs" has the meaning assigned to that term in the Texas Electric Choice Plan and one or more Financing Orders, in each case as applicable to the Series of Transition Bonds to which the Financing Order relates.

      "Rating Agency" shall mean any rating agency rating the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Company, which initially shall be Moody's Investors Service Inc., Standard & Poor's, a division of The McGraw-Hill Companies, and Fitch Ratings. If no such organization or successor is any longer in existence, "Rating Agency" shall mean a nationally recognized statistical rating organization or other comparable

Person designated by the Company, written notice of which designation shall be given to the Trustee, the PUCT and the Member.

      "Rating Agency Condition" shall mean, with respect to any action, the notification in writing to each Rating Agency of such action, and confirmation from Standard & Poor's Rating Services and Fitch Ratings to the Trustee and the Company that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Series or Class of Transition Bonds.

      "Sale Agreement" shall mean and include the Transition Property Sale Agreement dated as of [Closing Date], between CenterPoint Houston and the Company, as the same may be amended and supplemented from time to time and any subsequent transition property sale agreement entered into by the Company in connection with the issuance of a separate Series of Transition Bonds in accordance with a Financing Order.

      "Secretary of State" shall have the meaning given thereto in the second recital hereof.

      "Securities Intermediary" shall mean the party named as such in the Indenture or its successor or any successor Securities Intermediary under the Indenture.

      "Series" shall mean any series of Transition Bonds issued by the Company and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

      "Series Supplement" shall mean a Supplemental Indenture that authorizes a particular Series of Transition Bonds.

      "Servicing Agreement" shall mean and include the Transition Property Servicing Agreement dated as of [Closing Date], between the Company and CenterPoint Houston and acknowledged by the Trustee, as the same may be amended and supplemented from time to time and any subsequent servicing agreement entered into by the Company in connection with the issuance of a separate Series of Transition Bonds in accordance with a Financing Order.

      "Special Member" shall mean, upon such Person's admission to the Company as a member of the Company pursuant to Section 6.05, a Person acting as Independent Manager, in such Person's capacity as a member of the Company. A "Special Member" shall have the rights and duties expressly set forth in this Agreement.

      "Supplemental Indenture" shall mean a supplemental indenture entered into by the Company and the Trustee pursuant to Article IX of the Indenture.

      "Swap Agreement" shall mean and include the ISDA Master Agreement, together with the related Schedule and Confirmation, each dated [ ] between the Company and [Counterparty], as swap counterparty thereunder, as the same may be amended and supplemented from time to time and any other Swap Agreement, as defined in and permitted by the Indenture and any Supplemental Indenture thereto.

      "Texas Electric Choice Plan" shall mean the Act of May 21, 1999, 76th Leg. R.S. ch. 405, 1999 (codified at Texas Utilities Code Section 39.001 et seq.).

      "Transition Bonds" shall mean any of the transition bonds (as defined in the Texas Electric Choice Plan) issued by the Company pursuant to the Indenture.

      "Transition Charges" shall mean the nonbypassable amounts to be charged for the use or availability of electric services, approved by the PUCT in a Financing Order to recover Qualified Costs that may be collected by CenterPoint Houston, its successors, assignees or other collection agents as provided in such Financing Order.

      "Transition Property" shall mean the rights and interests of CenterPoint Houston or its successor under a Financing Order, once those rights are first transferred to the Company or pledged in connection with the issuance of the related Series of Transition Bonds, including the right to impose, collect and receive through Transition Charges payable by retail electric customers within CenterPoint Houston's certificated service area as it existed on May 1, 1999, an amount sufficient to cover the Qualified Costs of CenterPoint Houston authorized in such Financing Order, the right to receive Transition Charges in amounts and at times sufficient to pay principal and interest and make other deposits in connection with such related Series of Transition Bonds and all revenues and collections resulting from Transition Charges.

      "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

      "Trustee" shall mean the party named as such in the Indenture or its successor or any successor Trustee under the Indenture.

      "Underwriting Agreement" shall mean and include the Underwriting Agreement, dated [________], between the Company, CenterPoint Houston and [_______________] and any subsequent underwriting agreement entered into by the Company and CenterPoint Houston in connection with the issuance of a separate Series of Transition Bonds in accordance with a Financing Order.

      SECTION 1.02. Other Definitional Provisions.

            (a) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (c) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

            (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

            (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                   FORMATION OF THE LIMITED LIABILITY COMPANY

      SECTION 2.01. Formation; Filings. Pursuant to the Act and in accordance with the further terms and provisions hereof, the Member and, when signed by the Special Members, the Special Members, hereby continue the Company as a limited liability company. The Certificate of Formation of the Company has been executed and filed with the Secretary of State by Rufus S. Scott, as an "authorized person" within the meaning of the Act. Upon the filing of the Certificate of Formation with the Secretary of State, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. Except as such powers may be delegated by the Member to the Managers or by the Managers to the officers of the Company and as otherwise provided in this Agreement, the Member shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business.

      SECTION 2.02. Name, Registered Agent and Office.

            (a) The name of the Company shall be "CenterPoint Energy Transition Bond Company II, LLC." All business of the Company shall be conducted in such name and all contracts, property and other assets of the Company shall be held in that name, and the Member shall not have any ownership interests in such contracts, property or other assets in the Company's individual name.

            (b) The address of the registered office of the Company in the State of Delaware is the Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New

Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company. The Delaware State file number for the Company is #3854015.

            (c) The Company may also have offices at such other places both within and without the State of Delaware as the Member may from time to time determine.

      SECTION 2.03. Business Purpose. The nature of the business or purpose to be conducted or promoted by the Company is to engage exclusively in the following business and financial activities:

            (a) to authorize, issue, sell and deliver one or more Series or Classes of Transition Bonds under the Indenture and, in connection therewith, to execute and deliver Supplemental Indentures providing for the issuance of one or more Series of Transition Bonds, each as permitted by and in accordance with the terms of the Indenture and to enter into any agreement or document providing for the authorization, issuance, sale and delivery of the Transition Bonds;

            (b) to purchase, acquire, own, hold, administer, service, and enter into agreements for the servicing of, finance, manage, sell, assign, pledge, collect amounts due on and otherwise deal with the Transition Property and other assets to be acquired pursuant to the Basic Documents and any proceeds or rights associated therewith;

            (c) to negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above, including agreements with third-party credit enhancers and swap or hedge agreement counterparties relating to any Series or Class of Transition Bonds; provided, that each party to any such agreement under which material obligations are imposed upon the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of each Series of the Transition Bonds and any other amounts owed under the Indenture, including any amounts owed to third-party credit enhancers and any amounts owed under any Swap Agreement or hedge agreement, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company; or ordering the winding up or liquidation of the affairs of the Company; and provided, further, that the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

            (d) to invest proceeds from the Transition Property and its other assets and any capital and income of the Company in accordance with the applicable Basic Documents or as otherwise determined by the Managers and not inconsistent with this Section or the applicable Basic Documents;

            (e) to do such other things and carry on any other activities which the Managers determine to be necessary, convenient or incidental to any of the foregoing purposes, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act that are related or incidental to any of the foregoing; and

            (f) to enter into and perform the Basic Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager, officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Manager or officer to enter into other agreements on behalf of the Company.

      SECTION 2.04. Term. The term of the Company shall continue until the Company is dissolved and liquidated in accordance with Section 7.03. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in accordance with the Act.

      SECTION 2.05. No State Law Partnership. The Member and the Special Members intend that the Company shall not be a partnership (including a general partnership or a limited partnership) or joint venture, and that neither the Member, any Special Members nor any Manager shall be a partner or joint venturer of the Member, any Special Member or any Manager with respect to the business of the Company, for any purposes, and this Agreement shall not be construed to suggest otherwise.

      SECTION 2.06. Authority of Member. Subject to Section 4.04, the Member, acting in such capacity, shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company.

      SECTION 2.07. Liability to Third Parties. Except as otherwise expressly provided by the Act, neither the Member, any Special Member nor any Manager or officer shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including under a judgment, decree or order of a court, solely by reason of being the Member or acting as a Special Member, Manager or officer.

      SECTION 2.08. No Personal Liability of Member, Special Members, Managers, Etc. (a) Neither the Member nor any Special Member shall be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the acts, obligations or affairs of the Company, and (b) no Manager or officer of the Company shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Company or its Member, in connection with the assets or the affairs of the Company; and, subject to the provisions of Article IX, all such Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company; provided, that such protection from personal liability shall apply to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment provides further protection from personal liability or permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

      SECTION 2.09. Separateness.

            (a) Except as expressly permitted by the Basic Documents, the funds and other assets of the Company shall not be commingled with those of any other entity, and the Company shall maintain its own bank accounts separate from the Member and any other Person. At all times, all funds and assets of the Company shall be separately identifiable from those of the Member or any other Person.

            (b) The Company shall maintain its property and assets in such a way that it is not difficult or costly to segregate, identify and ascertain its property and assets as distinct from the property and assets of any other Person.

            (c) The Company shall not guarantee or otherwise hold itself out as being liable for the debts of any other entity, and shall conduct its own business in its own name.

            (d) The Company shall not form, or cause to be formed, any subsidiaries.

            (e) The Company shall act solely in its limited liability company name and through its duly authorized Member, Special Members, Managers, officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity or assets with which they are concerned.

            (f) The Company shall maintain separate records (financial and otherwise), books of account and financial statements and shall not commingle its records and books of account with the records and books of account of any other entity or the Member.

            (g) The Managers shall hold appropriate meetings to authorize all of the Company's limited liability company actions, which meetings may be held by telephone conference call, provided, that in lieu of any such meeting and without prior notice, the Managers may act by written consent in accordance with
Section 4.13. The Company shall observe all formalities required by this Agreement and applicable Law, and shall keep and maintain records of such meetings and compliance.

            (h) The Company shall at all times ensure that its capitalization is adequate (and never unreasonably small) in light of its business, purpose and expected activities.

            (i) Neither the Member, any Special Member nor any Manager, officer or Affiliate of the Company shall guarantee, become liable on or hold itself out as being liable for the debts of the Company. The Company shall not guarantee or become obligated for the debts of the Member, any Special Member or any Manager, any Affiliate thereof or any other Person, or otherwise hold out its credit as being available to satisfy the obligations of the Member, any Special Member, any Manager or any other Person (except for the Company's obligations under any Basic Documents), shall not pledge its assets for the benefit of any entity other than the Trustee, shall not make loans or advances to any Person, and shall not acquire obligations or securities of the Member, any Special Member, any Manager or officer or any Affiliate thereof.

            (j) The Company shall pay its own liabilities out of its own funds, including fees and expenses of the Administrator pursuant to the Administration Agreement and the Servicer pursuant to any Servicing Agreement.

            (k) The Company shall maintain an arm's-length relationship with the Member and its other Affiliates.

            (l) The Company shall allocate fairly and reasonably the salaries of and the expenses related to providing the benefits of officers or other employees shared with the Member, any Special Member or any Manager.

            (m) The Company shall allocate fairly and reasonably any overhead for office space shared with the Member, any Special Member or any Manager.

            (n) The Company shall use its own separate taxpayer identification number, stationery, invoices, checks and other business forms.

            (o) The Company shall conduct all of its business in its own name and shall correct any known misunderstanding regarding its separate identity.

            (p) The Company shall treat all outstanding Transition Bonds as debt except where a contrary treatment is required by law or by GAAP.

            (q) The Company shall at all times hold itself out to the public as a legal entity separate from the Member and any other Person.

            (r) The Company shall file its own tax returns, if any, as may be required under applicable law, to the extent (a) not part of a consolidated group filing a consolidated return or returns or (b) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law.

            (s) The Company shall treat the transfer of the Transition Property from the Member to the Company as a sale under the Texas Electric Choice Plan.

      Failure of the Company, or the Member, any Special Member or any Manager or officer on behalf of the Company, to comply with any of the foregoing covenants or any of the covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, any Special Member or any Manager.

      SECTION 2.10. Limited Liability and Bankruptcy Remoteness. Without limiting the generality of Section 2.09, the Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve
(a) the limited liability of CenterPoint Houston (or its successor) as the Member and the limited liability of the Special Members, (b) the separateness of the Company from the business of CenterPoint Houston (or its successor), as the Member, or any other Affiliate thereof and (c) until the expiration of the period of one year and one day specified in Section 10.06, the special purpose, bankruptcy-remote status of the Company.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

      SECTION 3.01. Capital Contributions. The Member was deemed admitted as the Member of the Company upon the execution and delivery of the Original LLC Agreement. The Member has contributed the amount of cash to the Company listed on Schedule A attached hereto.

                                   ARTICLE IV

                                   MANAGEMENT

      SECTION 4.01. Management by Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers, except to the extent that such powers are otherwise retained by the Member under this Agreement (which may be delegated by the Member to the Managers unless otherwise specified herein).

      SECTION 4.02. Acts by Managers.

            (a) The Managers shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

            (b) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the name of the Company of any instrument for carrying on the business of the Company, binds the Company, unless such act is in contravention of this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the Person with whom he or she is dealing has knowledge of the fact that he or she has no such authority.

            (c) The Managers shall have the right and authority to take all actions which the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business.

            (d) The Managers may exercise all powers of the Company and do all such lawful acts and things as are not required or directed by the Act, other applicable law, or this Agreement to be exercised or done by the Member. All instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Managers or by one or more officers of the Company delegated such power by the Managers. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by one or more Managers or by one or more officers of the Company delegated such power by the Managers.

      SECTION 4.03. Number and Qualifications. The number of Managers of the Company shall not be less than three nor more than five, as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.

      SECTION 4.04. Independent Managers.

            (a) The Company shall have at all times at least two individuals who are each Independent Managers. The Independent Managers may not delegate their duties, authorities or responsibilities hereunder. If any Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is appointed by the Member and qualifies and approves such action.

            (b) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Special Member, any Manager, officer or any other Person, the Company shall not, and no Member, Special Member, Manager, officer or any other Person on behalf of the Company shall, without the prior unanimous consent of the Managers, including each of the Independent Managers, do any of the following: (i) engage in any business or activity other than those set forth in Section 2.03; (ii) except as provided in the Basic Documents, incur any indebtedness, other than the Transition Bonds, obligations under agreements with third party credit enhancers and swap or hedge agreement counterparties relating to any Series of Transition Bonds and ordinary course expenses as set forth in Section 2.03, or assume or guarantee any indebtedness of any other entity; (iii) make a general assignment for the benefit of creditors; (iv) file a petition commencing a voluntary bankruptcy; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution (to the fullest extent permitted by law) or similar relief under any statute, law or regulation; (vi) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution (to the fullest extent permitted by law) or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of it or of its assets or any substantial portion thereof; (vii) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets; (viii) file or otherwise initiate the filing of a motion in any Bankruptcy or other insolvency proceeding in which the Member or any of its Affiliates is a debtor to substantively consolidate the assets and liabilities of any such debtor with the assets and liabilities of the Company; (ix) consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets substantially as an entirety to any entity; or (x) amend this Agreement, or take any other action, in furtherance of any such action. With regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Company is insolvent, each Independent Manager will to the fullest extent permitted by law, including Section 18-1101(c) of the Act, owe its primary fiduciary duty to the Company (including the creditors of the Company).

            (c) No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

      SECTION 4.05. Appointment and Vacancy. The Member will appoint each Manager, including any Manager to be appointed by reason of an increase in the number of Managers.

      SECTION 4.06. Term. Each Manager shall hold office until his successor shall be selected by the Member and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement.

      SECTION 4.07. Removal. Subject to Section 4.15, the Member may remove, with or without cause, any Manager.

      SECTION 4.08. Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Managers; provided, that the resignation of an Independent Manager shall not be effective until a replacement Independent Manager (i) shall have accepted his or her appointment as an Independent Manager, and (ii) shall have executed a counterpart to this Agreement as required by Section 6.05. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

      SECTION 4.09. Place of Meetings of Managers. Any meetings of the Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Managers.

      SECTION 4.10. Meetings of Managers. Meetings of the Managers may be held when called by any Managers or Manager. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all the Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

      SECTION 4.11. Quorum; Majority Vote. At all meetings of the Managers, the presence in person, by telephone or by proxy of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by this Agreement or by law. The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Managers, except as otherwise provided by law or this Agreement. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Managers, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

      SECTION 4.12. Methods of Voting; Proxies. A Manager may vote either in person, by telephone, by electronic transmission or by proxy executed in writing by the Manager; provided that the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

      SECTION 4.13. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted. Copies of any such consents shall be filed with the minutes and permanent records of the Company.

      SECTION 4.14. Telephone and Similar Meetings. The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

      SECTION 4.15. Managers. The Member and each Manager shall take all actions necessary from time to time to ensure that at all times the number of Managers shall be not less than three nor more than five; provided, however, that pursuant to Section 4.04, the Company shall at all times have at least two Independent Managers. The Managers upon the execution of this Agreement shall be those persons identified on Schedule C.

      SECTION 4.16. Compensation and Fees. The Managers, other than the Independent Managers, shall not receive any compensation or fees from the Company. The compensation for the performance of CenterPoint Houston, as Administrator under the Administration Agreement, shall include the compensation of Persons serving as Managers, other than the Independent Managers. The fees of the Independent Managers shall be paid by the Company and shall be fixed by the Managers consistent with the provisions of any applicable Financing Order.

                                    ARTICLE V

                                    OFFICERS

      SECTION 5.01. Designation; Term; Qualifications. The Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such title and authority and perform such duties as the Managers may, from time to time, delegate to him or her. Each officer shall hold office for the term for which such officer is designated and until his or her successor shall be duly designated and shall qualify or until his or her death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, the Member, a Delaware resident or a United States citizen. The persons identified on Schedule D are hereby designated the officers of the Company.

      SECTION 5.02. Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Managers at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Managers.

      SECTION 5.03. Vacancies. Any vacancy occurring in any office of the Company may be filled by the Managers.

      SECTION 5.04. Compensation. The officers of the Company shall not receive any compensation from the Company. The compensation for the performance of CenterPoint Houston, as Administrator under the Administration Agreement, shall include the compensation of Persons serving as officers of the Company.

                                   ARTICLE VI

                                     MEMBER

      SECTION 6.01. Powers. Subject to the provisions of this Agreement and the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Member pursuant to Section 6.03. The Member may not and shall not resign from the Company. Pursuant to Section 4.01, the Member has delegated such powers to the Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Member shall have the following powers, subject to Section 4.04 in all cases:

      First: To select and remove the Managers and prescribe such powers and duties for them as may be consistent with the Act and other applicable law and this Agreement.

      Second: To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the Act and other applicable law and this Agreement.

      Third: To change the registered office of the Company in Delaware from one location to another; to fix and locate from time to time one or more other offices of the Company; and to designate any place within or without the State of Delaware for the conduct of the business of the Company.

      SECTION 6.02. Fees of Member. The Company shall have authority to pay to the Member reasonable fees for the Member's services to the Company (other than services to be provided to the Company by the Member pursuant to the Administration Agreement and any Servicing Agreement, the compensation for which is governed by such agreements), subject to the approval of the PUCT or the deemed approval by the PUCT. With respect to the PUCT's approval of the fees of the Member,

            (a) any Manager may request the approval of the PUCT by delivering to the PUCT's executive director and general counsel a written request for such approval, which request shall contain:

                  (i) a reference to Docket No. 30485 or the Docket No. of any proceeding related to the issuance of an additional Series of

            Transition Bonds and a statement as to the possible effect of the proposed fees on ongoing qualified costs;

                  (ii) an Officer's Certificate stating that the proposed fees have been approved by the Managers; and

                  (iii) a statement identifying the person to whom the PUCT or its staff is to address its approval to the proposed fee amount or request additional time;

            (b) The PUCT shall, within 30 days of receiving the request for approval complying with Section 6.02(a) above, either

                  (i) provide notice of its approval or lack of approval to the person specified in Section 6.02(a)(iii) above, or

                  (ii) be conclusively deemed to have approved the proposed
            fees,

unless, within 30 days of receiving the request for approval complying with
Section 6.02(a) above, the PUCT or its staff delivers to the office of the person specified in Section 6.02(a)(iii) above a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to approve the proposed fees. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its approval or lack of approval to the person specified in Section 6.02(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have approved the proposed fees as of the last day of such extension of time. Following delivery of a notice to the PUCT under Section 6.02(a) above, the Manager making the request (or other Person designated by the Managers) may at any time withdraw from the PUCT further consideration of any notification of a requested approval. Any Member fees requiring the consent of the PUCT as provided in this Section 6.02 shall become effective on the later of (i) the date proposed by the Manager(s) therefor and (ii) the first day after the expiration of the 30 day period provided for in Section 6.02(b), or, if such period has been extended pursuant thereto, the first day after the expiration of such period as so extended. It is understood that the fees paid to the Member under the provisions of this Section shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered as an operating expense of the Company.

      SECTION 6.03. Actions by the Member. All actions of the Member may be taken by written resolution of the Member which shall be signed on behalf of the Member by an authorized officer of the Member and filed with the minutes and records of the Company.

      SECTION 6.04. Control by Member. To the extent the Member takes any action with respect to the Company (including by means of its appointment of any individual Manager or its control or employment of any individual Manager in any other capacity), the Member, or any such Manager or officer designated by the Managers, as applicable, will act in good faith in accordance with the terms of this Agreement, and make decisions with respect to the business and daily operations of the Company independent of, and not dictated by, in the case of the Manager or officer, the Member, or in either case any Affiliate of the foregoing, and, to the fullest extent permitted by law, any such Manager or officer shall bear a fiduciary duty to the Company (including its creditors) under the circumstances set forth in Section 4.04.

      SECTION 6.05. Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 7.01), each person acting as an Independent Manager pursuant to Section 4.04 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager, provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member (who may be approved by the personal representative of the last Member that ceased to be a member of the Company). Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301(d) of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. A Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager pursuant to Section 4.04 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 4.04 shall not be a member of the Company.

                                   ARTICLE VII

                                 COMMON INTEREST

      SECTION 7.01. General. (a) The Common Interest is hereby issued to the Member and shall be deemed fully paid and non-assessable. The Common Interest constitutes personal property and shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers. Upon registration of the transfer and assignment of the Common Interest on the books of the Company, and without any further action of any Person, the transferee/assignee shall be and become the sole Member of the Company and shall have the rights and powers, and be subject to the restrictions and liabilities, of the Member under this Agreement and the Act, and the transferor/assignor shall cease to be the Member, each as of the date of such registration. Notwithstanding the foregoing, the Common Interest may not be transferred unless the Rating Agency Condition is satisfied. The Common Interest of the Member shall be evidenced by a certificate in the form set forth in Schedule B hereto.

            (b) Certificates.

            (i) The Company shall issue one or more certificates in the name of the Member. Each certificate shall be signed by a Manager on behalf of the Company.

            (ii) The Company shall issue a certificate in place of any certificate previously issued if the holder of the Common Interest represented by such certificate, as reflected on the books and records of the Company:

                  (A) makes proof by affidavit, in form and substance satisfactory to the Managers, that such previously issued certificate has been lost, stolen or destroyed;

                  (B) requests the issuance of a new certificate before the Managers have notice that such previously issued certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                  (C) if requested by the Managers, delivers to the Company a bond, in form and substance satisfactory to the Managers, with such surety or sureties as the Managers may direct, to indemnify the Company and the Managers against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued certificate; and

                  (D) satisfies any other reasonable requirements imposed by the Managers.

            (iii) Upon a Member's transfer in accordance with the provisions of this Agreement of the Common Interest represented by a certificate, the transferee of the Common Interest shall deliver such certificate to the Managers for cancellation, and a Manager shall thereupon issue a new certificate to such transferee.

      SECTION 7.02. Distributions. The Member shall be entitled to receive, out of the assets of the Company legally available therefor, when, as and if declared by unanimous vote of the Managers, distributions payable in cash in such amounts, if any, as the Managers shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Sections 18-607 or 18-804 of the Act or any other applicable law or any Basic Document.

      SECTION 7.03. Rights on Liquidation, Dissolution or Winding Up.

            (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under
Section 18-802 of the Act. The resignation or dissolution of the Member or the resignation of any Special Member (whether or not in violation of any provision of this Agreement prohibiting such action) shall not, by itself, constitute a dissolution of the Company.

            (b) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

            (c) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

            (d) Neither the sale of all or substantially all of the property or business of the Company, nor the merger, conversion or consolidation of the Company into or with another company or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 7.03.

            (e) The commencement of a Bankruptcy, insolvency, receivership or other similar proceeding by or against the Company shall not result in the dissolution of the Company or in the cessation of the interest of the Member in the Company.

            (f) Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

            (g) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or any Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

      SECTION 7.04. Redemption. The Common Interest shall not be redeemable.

      SECTION 7.05. Voting Rights. Subject to Section 4.04, the Member shall have the sole right to vote on all matters as to which members of a limited liability company shall be entitled to vote pursuant to the Act and other applicable law.

                                  ARTICLE VIII

                  ALLOCATIONS; DISTRIBUTIONS; EXPENSES; TAXES;
                               BOOKS; AND REPORTS

      SECTION 8.01. Allocations. Except as may be required by section 704(c) of the Code and Treasury Regulation section 1.704-1(b)(2)(iv)(f)(4), all items of income, gain, loss, deduction and credit of the Company for each Fiscal Year shall be allocated to the Member. Any credit available for federal income tax purposes shall be allocated to the Member in the same manner.

      SECTION 8.02. Distributions. All distributions shall be made to the Member from surplus funds. Except as provided in Section 8.03, all distributions shall be made in such amounts and at such times as determined by the Managers.

      SECTION 8.03. Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, no default has occurred and is continuing under the Indenture or any Series of Transition Bonds then outstanding.

      SECTION 8.04. Expenses. Except as otherwise provided in this Agreement, and subject to the provisions of the Basic Documents, the Company shall be responsible for all expenses and the allocation thereof including:

            (a) all expenses incurred by the Member or its Affiliates in organizing the Company;

            (b) all expenses related to the payment of the principal of and interest on and other amounts in respect of the Transition Bonds issued by the Company;

            (c) all expenses related to the business of the Company and all administrative expenses of the Company, including any amounts payable under the Administration Agreement and any Servicing Agreement, the maintenance of books and records of the Company and the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;

            (d) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

            (e) all expenses for indemnity or contribution payable by the Company to any Person;

            (f) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

            (g) all expenses incurred in connection with the preparation of amendments to this Agreement, any other Basic Documents and any documents required by any of the foregoing;

            (h) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

            (i) all expenses otherwise allocated in good faith to the Company by the Managers.

      SECTION 8.05. Tax Elections. The Managers shall make the following elections on behalf of the Company:

            (a) To elect the calendar year as the Company's Fiscal Year;

            (b) To elect the accrual method of accounting;

            (c) To elect to treat all organization and start-up costs of the Company as deferred expenses amortizable over 60 months under Section 195 of the Code; and

            (d) To elect with respect to such other federal, state and local tax matters as the Managers shall agree upon from time to time.

      SECTION 8.06. Annual Tax Information. The Managers shall cause the Company to deliver to the Member all information necessary for the preparation of the Member's federal or state income tax return.

      SECTION 8.07. Tax Matters Member. The Member shall communicate and negotiate with the Internal Revenue Service on any tax matter on behalf of the Member and the Company.

      SECTION 8.08. Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of the Member, the Managers and each committee of the Managers. The Fiscal Year shall be the accounting year of the Company.

      SECTION 8.09. Reports. Within ninety (90) days following the end of each Fiscal Year during the term of the Company, the Managers shall cause to be furnished to the Member a balance sheet, an income statement and a statement of changes in Member's capital account for, or as of the end of, that Fiscal Year. Such financial statements shall be prepared in accordance with the accounting method selected by the Managers consistently applied (except as therein noted), and shall be accompanied by an audit report from a nationally recognized accounting firm. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all such financial statements and reports.

                                   ARTICLE IX

                                 INDEMNIFICATION

      SECTION 9.01. Mandatory Indemnification of Member, the Special Members and the Managers. Any Person who was or is a party or is threatened to be made a party to or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding by reason of the fact that such Person is or was the Member, a Special Member or a Manager, or by reason of the fact that the Member, such Special Member or such Manager is or was serving at the request of the Company as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company or partnership, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys' fees) actually incurred by such Person in connection with such Proceeding except that such Person shall not be entitled to indemnification for any judgment, penalty, fine, settlement or expense directly caused by such Person's fraud, gross negligence or willful misconduct. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability. Notwithstanding anything herein to the contrary, for so long as any Transition Bonds are outstanding, no payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity of the Member, Special Member or any Manager under this Article IX shall be payable except in amounts and out of funds available for payment of Company expenses as provided in the Indenture.

      SECTION 9.02. Mandatory Advancement of Expenses. Expenses incurred by a Person of the type entitled to be indemnified under Section 9.01 in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding to the extent that such expenses are Qualified Costs, without any determination as to such Person's ultimate entitlement to indemnification under Section 9.01, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under this Agreement and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 9.01 or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

      SECTION 9.03. Indemnification of Officers, Employees and Agents. The Company shall indemnify and pay and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to the Member, any Special Member or any Managers under this Article IX, and the Company shall indemnify and pay and advance expenses to any Person who is or was an officer, employee or agent of the Company and who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company or partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to the Member or a Special Member or any Manager under this
Article IX.

      SECTION 9.04. Nonexclusivity of Rights. The indemnification and advancement and payment of expenses provided by this Article IX (i) shall not be deemed exclusive of any other rights to which the Member, a Special Member, a Manager or other Person seeking indemnification may be entitled under any statute, agreement, decision of the Member or disinterested Managers, or otherwise both as to action in such Person's official capacity and as to action in another capacity while holding such office, (ii) shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses, and (iii) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Member, such Special Member, such Manager or other Person.

      SECTION 9.05. Contract Rights. The rights granted pursuant to this Article IX shall be deemed to be contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

      SECTION 9.06. Insurance. The Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as the Member, a Special Member, a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company or partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article IX.

      SECTION 9.07. Savings Clause. If this Article IX or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Member, each Special Member, each Manager or any other Person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this
Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

      SECTION 9.08. Other Ventures. It is expressly agreed that the Member, any Special Member, any Manager and any Affiliates, officers, managers, members, or employees of the Member, any Special Member or any Manager, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

      SECTION 9.09. Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Article IX:

            (a) does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of the Member or otherwise, for either an action of the Member, any Special Member or any Manager, officer, employee or agent in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court pursuant to
Section 9.05 above, may not be made to or on behalf of the Member, any Special Member or any Manager if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

            (b) continues for a Person who has ceased to be the Member, a Special Member, Manager, officer, employee or agent and inures to the benefit of the successors, heirs, executors and administrators of such a Person.

      SECTION 9.10. Survival. The forgoing provisions of this Article IX shall survive any termination of this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.01. Offset. Whenever the Company is to pay any sum to the Member, any amounts the Member owes the Company may be deducted from such sum before payment.

      SECTION 10.02. Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by reputable overnight courier, or by facsimile transmission; and a notice, request or consent given under this Agreement shall be effective on receipt by the Person to whom sent or three business days after deposit in the United States mail, registered or certified, postage prepaid and properly addressed. All notices, requests and consents to be sent to the Member shall be sent to or made to 1111 Louisiana Street, Houston, Texas 77002, Attention: Treasurer or such other address as the Member may specify by notice to the Company and the Managers. Any notice, request, or consent to the Company or the Managers must be given to the Managers at the following address: 1111 Louisiana Street, Suite 4655B, Houston, Texas 77002, Attention: Manager. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      SECTION 10.03. Benefits of Agreement; No Third-Party Rights. Subject to
Section 10.09, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Persons indemnified pursuant to Article IX) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

      SECTION 10.04. Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Company shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company.

      SECTION 10.05. Governing Law; Severability. This Agreement shall be governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act, then the applicable provision of the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

      SECTION 10.06. No Bankruptcy Petition; Dissolution.

            (a) To the fullest extent permitted by law, the Member, each Special Member and each Manager hereby covenant and agree (or shall be deemed to have hereby covenanted and agreed) that, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of every Series of Transition Bonds and any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers or swap or hedge agreement counterparties with respect to the Transition Bonds, it will not acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; provided, however, that nothing in this Section 10.06 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Company pursuant to this Agreement.

            (b) To the fullest extent permitted by law, the Member, each Special Member and each Manager hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that, until the termination of the Indenture and the payment in full of any Series of the Transition Bonds and any other amounts owed under the Indenture, including any amounts owed to third-party credit enhancers or under any Swap Agreement or hedge agreement, the Member, such Special Member and such Manager will not consent to, or make application for, or institute or maintain any action for, the dissolution of the Company under
Section 18-801 or 18-802 of the Act or otherwise.

            (c) In the event that the Member, any Special Member or any Manager takes action in violation of this Section 10.06, the Company agrees that it shall file an answer with the court or otherwise properly contest the taking of such action and raise the defense that the Member, the Special Member or Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.

            (d) The provisions of this Section 10.06 shall survive the termination of this Agreement and the resignation, withdrawal or removal of the Member, any Special Member or any Manager. Nothing herein contained shall preclude participation by the Member, any Special Member or a Manager in assertion or defense of its claims in any such proceeding involving the Company.

      SECTION 10.07. Amendment. Subject to Section 4.04(b)(ix) hereof, so long as the Rating Agency Condition is satisfied, the Trustee shall have given its prior approval and, in the case of any amendment to Section 4.16, 5.04 or 6.02 or any other amendment that increases ongoing qualified costs as defined in the applicable Financing Order, the PUCT shall have given its prior written approval or be deemed to have given its prior written approval, this Agreement may be modified, altered, supplemented or amended in writing by the Member; provided further that neither approval of the Trustee nor satisfaction of the Rating Agency Condition shall be necessary if such modification, alteration, supplement or amendment is necessary: (i) to cure any ambiguity or (ii) to correct or supplement any provision in a manner consistent with the intent of this Agreement. With respect to the PUCT's approval of any amendment to Section 4.16,
5.04 or 6.02 or any other amendment that increases ongoing qualified costs specified in a Financing Order,

            (a) any Manager may request the approval of the PUCT by delivering to the PUCT's executive director and general counsel a written request for such approval, which request shall contain:

                  (i) a reference to Docket No. 30485 or to the Docket No. of any proceeding related to the issuance of an additional Series of Transition Bonds and a statement as to the possible effect of the amendment on ongoing qualified costs;

                  (ii) an Officer's Certificate stating that the proposed
            amendment has been approved by all necessary parties; and

                  (iii) a statement identifying the person to whom the PUCT or its staff is to address its approval to the proposed amendment or request additional time;

            (b) The PUCT shall, within 30 days of receiving the request for approval complying with Section 10.07(a) above, either

                  (i) provide notice of its approval or lack of approval to the person specified in Section 10.07(a)(iii) above, or

                  (ii) be conclusively deemed to have approved the proposed
            amendment,
unless, within 30 days of receiving the request for approval complying with
Section 10.07(a) above, the PUCT or its staff delivers to the office of the person specified in Section 10.07(a)(iii) above a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to approve the proposed amendment. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its approval or lack of approval to the person specified in Section 10.07(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have approved the proposed amendment as of the last day of such extension of time. Following delivery of a notice to the PUCT under Section 10.07(a) above, the Manager making the request (or other Person designated by the Managers) may at any time withdraw from the PUCT further consideration of any notification of a proposed amendment.

            (c) Any amendment requiring the consent of the PUCT as provided in this Section 10.07 shall become effective on the later of (i) the date proposed by the parties to such amendment and (ii) the first day after the expiration of the 30 day period provided for in Section 10.07(b), or, if such period has been extended pursuant thereto, the first day after the expiration of such period as so extended.

      SECTION 10.08. Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

      SECTION 10.09. Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding Agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

      SECTION 10.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement is hereby executed by the undersigned as of the date first written above.

                                 MEMBER:

                                 CENTERPOINT ENERGY HOUSTON
                                 ELECTRIC, LLC

                                 _______________________________________________
                                 Name:
                                 Title:

                                 Agreed to and Consented to by the Special
                                 Members and Independent Managers:

                                 _______________________________________________

                                   SCHEDULE A

                   Schedule of Capital Contributions of Member

                                 COMMON INTEREST

    Member                 Capital Contribution      Common Interest Percentage
    ------                 --------------------      --------------------------
 CenterPoint Energy               $ [ ]                          100%
Houston Electric, LLC

                                   SCHEDULE B

                         CERTIFICATE OF COMMON INTEREST

                                       of

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

                           A Limited Liability Company

                 Formed under the Laws of the State of Delaware

      This Certificate is issued and shall be held subject to the provisions of the Amended and Restated Limited Liability Company Agreement of CenterPoint Energy Transition Bond Company II, LLC, dated as of [___________], as the same may be amended from time to time.

      This Certificate of Common Interest certifies that CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, is the registered holder of the entire Common Interest of the Company, which Common Interest shall be transferable only on the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate with a proper endorsement.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by one of its duly authorized Managers this ____ day of ________.

                                 CENTERPOINT ENERGY TRANSITION BOND
                                 COMPANY II, LLC

                                 _______________________________________________
                                 Manager

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

      For Value Received the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________
the entire Common Interest of the Company represented by the within Certificate and does hereby irrevocably constitute and appoint________________, Attorney, to transfer said Common Interest on the books of the Company with full power of substitution in the premises.

Dated: __________________

                                   SCHEDULE C

                                    Managers*

Names

[Marc Kilbride]
[James S. Brian]
[Gary L. Whitlock]

                              Independent Managers*

Names

____________________

____________________

---------
* The Member adopted resolutions on __________, appointing ____________ and ____________ as additional Managers and upon the closing of the offering and sale of the initial Series of Transition Bonds appointing _________ and ____________ as Independent Managers.

                                   SCHEDULE D

                                Initial Officers

Names                            Office
-----                            ------
[Gary L. Whitlock]               President
[Marc Kilbride]                  Treasurer
[Scott E. Rozzell]               Secretary
[Rufus S. Scott]                 Assistant Secretary
[Linda Geiger]                   Assistant Treasurer
[Richard B. Dauphin]             Assistant Secretary

                                       D-1